SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – September 14, 2011

BRAZIL GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

800 Bellevue Way, Suite 400, Bellevue, WA USA 98004
(Address of principal executive offices, including zip code)

(425) 922-0072
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2011, the Company appointed Mr. Phillip Jennings as the Company’s Chief Executive Officer.  Mr. Jennings has served as the Company’s President since June 2010.  Mr. Jennings succeeded Leigh Freeman who remains Chairman of the Board of the Company.

Mr. Jennings, age 68, was appointed as Vice President of the Company in December 2009 and promoted to President and Chief Operating Officer on July 1, 2010. Mr. Jennings graduated from Oklahoma State University with a degree in Business Administration.  He attended the University of Mexico for graduate studies.  He is a former U.S. Marine Captain.

Item 7.01	Regulation FD Disclosure

On September 15, 2011, the Company issued a press release disclosing the appointment of Mr. Phillip Jennings as Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Exhibit	Document Description

99.1	Press Release dated September 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAZIL GOLD CORP.

September 15, 2011	By:	/s/ Philip Jennings
Philip Jennings
President, Chief Executive Officer

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